Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Third Quarter 2021 Results

Highlights

•	Third quarter revenue of $1,348.2 million increased 22.7% year-over-year.
•

Clinical Solutions net new business awards of $1,353.8 million for the third quarter, representing year-over-year growth of 35.0% and a book-to-bill ratio of 1.30x, and $5,322.2 million for the trailing twelve months, representing year-over-year growth of 12.3% and a book-to-bill ratio of 1.39x.

•

Commercial Solutions net new business awards of $276.9 million for the third quarter, representing year-over-year growth of 36.3% and a book-to-bill ratio of 0.89x, and $1,331.1 million for the trailing twelve months, representing year-over-year growth of 15.5% and a book-to-bill ratio of 1.16x.

•	Year-over-year ending backlog growth of 22.3% in Clinical Solutions and 24.9% in Deployment Solutions as of September 30, 2021.
•	GAAP net income of $78.2 million increased from $63.4 million in the third quarter of 2020.
•	Adjusted EBITDA of $202.6 million increased 10.8% year-over-year.
•	GAAP diluted earnings per share of $0.75 increased from $0.60 in the third quarter of 2020.
•	Adjusted diluted earnings per share of $1.22 increased 17.3% year-over-year.
•	Closed the acquisition of StudyKIK, a leading technology-enabled clinical trial recruitment and retention company.

MORRISVILLE, N.C. – November 3, 2021 -- Syneos Health (Nasdaq:SYNH), the only fully integrated biopharmaceutical solutions organization, today reported financial results for the three and nine months ended September 30, 2021.

“We delivered another strong quarter of results demonstrating the strength of our differentiated product development strategy and continued momentum in the market, exceeding the midpoint of our guidance across all financial metrics,” said Alistair Macdonald, CEO, Syneos Health. “Our Clinical and Commercial teams again achieved double-digit growth fueled by strong demand for our innovative, integrated solutions, as demonstrated by our robust awards and backlog. We also recently closed our acquisitions of StudyKIK, a clinical trial recruitment and retention company, and RxDataScience, a data analytics, data management and Artificial Intelligence company. These acquisitions will further enable Syneos Health to deliver new tech-enabled, insights-powered capabilities to customers helping us achieve our goal of shortening the distance from lab to life.”

Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

Third Quarter 2021 Results

Revenue of $1,348.2 million increased 22.7% on a reported basis and 22.0% on a constant currency basis for the three months ended September 30, 2021, compared to the same period in the prior year, due in part to the prior period being impacted by the COVID-19 pandemic. Clinical Solutions revenue increased 23.9% on a reported basis and 23.1% on a constant currency basis to $1,037.4 million. Acquisitions contributed approximately 975 basis points to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 18.7% on a reported basis and 18.4% on a constant currency basis to $310.8 million. The divestiture of medication adherence resulted in an approximate 310 basis point headwind to Commercial Solutions reported revenue growth. Prior period segment results have been recast to reflect the move of Regulatory and Operations Consulting from Commercial Solutions to Clinical Solutions.

GAAP net income for the three months ended September 30, 2021 increased 23.4% to $78.2 million, resulting in diluted earnings per share of $0.75, compared to GAAP net income of $63.4 million, or diluted earnings per share of $0.60, for the three months ended September 30, 2020. Adjusted net income for the three months ended September 30, 2021 increased 16.0% to $127.8 million, resulting in adjusted diluted earnings per share of $1.22, compared to adjusted net income of $110.2 million, or adjusted diluted earnings per share of $1.04, for the three months ended September 30, 2020.

Adjusted EBITDA for the three months ended September 30, 2021 increased 10.8% to $202.6 million from the same period in the prior year.

Year-to-Date 2021 Results

Revenue of $3,839.6 million increased 17.2% on a reported basis and 15.7% on a constant currency basis for the nine months ended September 30, 2021, compared to the same period in the prior year, due in part to the prior period being impacted by the COVID-19 pandemic. Clinical Solutions revenue increased 19.8% on a reported basis and 18.1% on a constant currency basis to $2,966.5 million. Acquisitions contributed approximately 770 basis points and the divestiture of contingent staffing resulted in an approximate 80 basis point headwind to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 9.1% on a reported basis and 8.4% on a constant currency basis to $873.0 million. The divestiture of medication adherence resulted in an approximate 270 basis point headwind to Commercial Solutions reported revenue growth. Prior period segment results have been recast to reflect the move of Regulatory and Operations Consulting from Commercial Solutions to Clinical Solutions.

GAAP net income for the nine months ended September 30, 2021 increased 57.5% to $158.9 million, resulting in diluted earnings per share of $1.51, compared to GAAP net income of $100.9 million, or diluted earnings per share of $0.96, for the nine months ended September 30, 2020. Adjusted net income for the nine months ended September 30, 2021 increased 29.0% to $312.7 million, resulting in adjusted diluted earnings per share of $2.98, compared to adjusted net income of $242.4 million, or adjusted diluted EPS of $2.30, for the nine months ended September 30, 2020.

Adjusted EBITDA for the nine months ended September 30, 2021 increased 20.4% to $528.4 million from the same period in the prior year.

Net New Business Awards and Backlog

Net new business awards and book-to-bill ratios for the three and twelve months ended September 30, 2021 were as follows (in millions):

	Three Months Ended September 30, 2021		Twelve Months Ended September 30, 2021
	Net new business awards	Book-to-bill ratio	Net new business awards	Book-to-bill ratio
	(dollars in millions)
Clinical Solutions	$1,353.8	1.30x	$5,322.2	1.39x
Commercial Solutions	276.9	0.89x	1,331.1	1.16x
Total	$1,630.7	1.21x	$6,653.3	1.34x

Our backlog as of September 30, 2021 was as follows (in millions):

	2021	2020	Growth %
Clinical Solutions	$11,281.4	$9,222.4	22.3%
Commercial Solutions - Deployment Solutions	732.8	586.7	24.9%
Total backlog	$12,014.2	$9,809.1	22.5%

Liquidity and Capital Management Update

Cash flows provided by operating activities were $48.5 million and $264.3 million during the three and nine months ended September 30, 2021, respectively.

On October 13, 2021, the Company further amended its accounts receivable financing agreement to increase the amount it can borrow from $365.0 million to $400.0 million, extended the maturity to October 2024, and drew down the additional $35.0 million. At the same time, the Company paid down $35.0 million on the facilities under its Credit Agreement, resulting in no net impact on leverage.

During the three months ended September 30, 2021, the Company did not repurchase common stock. During the nine months ended September 30, 2021, the Company repurchased $117.5 million of common stock and has $182.5 million of remaining share repurchase authorization available through December 31, 2022.

Full Year 2021 Business Outlook

The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and the Company’s ForwardBound initiative, which includes expansion of the Syneos Operations Network, process optimization, and automation initiatives. In addition, the guidance presented below represents the Company’s best efforts to estimate the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from our current expectations, particularly if the impact of the pandemic worsens. Furthermore, the guidance presented below is based on current foreign currency exchange rates, current interest rates, and the Company's expected non-GAAP effective tax rate of approximately 24.0% for the year ending December 31, 2021. The guidance is based upon the Company's estimated number of weighted average diluted shares outstanding, and does not take into account any share repurchases beyond the third quarter of 2021. The Company's full year 2021 guidance is outlined below:

	Previous Guidance issued August 9, 2021		Updated Guidance issued November 3, 2021
	FY 2021		FY 2021
	Low	High	Low	High
	(in millions, except per share data)		(in millions, except per share data)
Revenue	$5,180.0	$5,300.0	$5,200.0	$5,280.0
GAAP Net Income	206.6	222.0	228.9	242.2
GAAP Diluted EPS	1.96	2.11	2.18	2.30
Adjusted EBITDA	750.0	780.0	755.0	775.0
Adjusted Diluted EPS	$4.25	$4.43	$4.35	$4.49

Webcast and Conference Call Details

Syneos Health will host a conference call at 8:00 a.m. ET on November 3, 2021, to discuss its third quarter 2021 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on November 3, 2021.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Syneos Health brings together approximately 28,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies, and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic on our business, financial results and financial condition, anticipated financial results for the full year 2021, benefits of recent acquisitions and plans for capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the COVID-19 pandemic; the Company’s potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of business awards; the Company’s potential failure to convert backlog to revenue; fluctuations in the Company’s operating results and effective income tax rate; the impact of potentially underpricing the Company’s contracts, overrunning cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with the Company’s information systems infrastructure; changes and costs of compliance with regulations related to data privacy; concentration of the Company’s customers or therapeutic areas; the risks associated with doing business internationally; risks related to the impact of the U.K.’s withdrawal from the European Union; challenges by tax authorities of the Company’s intercompany transfer pricing policies; the Company’s potential failure to successfully increase its market share, grow its business, and execute its growth strategies; the Company’s ability to effectively upgrade its information systems; the Company’s failure to perform its services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; risks related to investments in the Company’s customers’ businesses or drugs and the Company’s related commercial rights strategies; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment, changes in exchange rates; effective income tax rate fluctuations; the Company’s ability to protect its intellectual property; risks related to the Company’s acquisition strategy, including its ability to realize synergies; the Company’s relationships with customers who are in competition with each other; any failure to realize the full value of the Company’s goodwill and intangible assets; risks related to restructuring; the Company’s compliance with anti-corruption and anti-bribery laws; the Company’s dependence on third parties; potential employment liability; the Company’s ability to utilize net operating loss carryforwards and other tax attributes; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; the Company’s ability to keep pace with rapid technological change; the cost of and the Company’s ability to service its substantial indebtedness; other risks related to ownership of the Company’s common stock; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective income tax rate. We also present revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; and the income tax effect of the above adjustments.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Gary Gatyas Executive Director, External Communications Phone: +1 908 763 3428 Email: gary.gatyas@syneoshealth.com

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$1,348,230	$1,099,004	$3,839,586	$3,275,758

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	1,031,887	820,228	2,969,718	2,550,134
Selling, general, and administrative expenses	139,524	118,051	421,507	351,942
Restructuring and other costs	7,209	6,523	18,403	23,414
Depreciation	17,680	17,301	54,285	51,830
Amortization	38,574	38,147	117,618	115,746
Total operating expenses	1,234,874	1,000,250	3,581,531	3,093,066
Income from operations	113,356	98,754	258,055	182,692

Total other expense, net:
Interest expense, net	16,774	20,442	62,650	68,126
Loss on extinguishment of debt	—	346	2,802	346
Other (income) expense, net	(3,827)	10,596	(5,856)	(2,573)
Total other expense, net	12,947	31,384	59,596	65,899
Income before provision for income taxes	100,409	67,370	198,459	116,793
Income tax expense	22,166	3,954	39,587	15,892
Net income	$78,243	$63,416	$158,872	$100,901

Earnings per share:
Basic	$0.76	$0.61	$1.53	$0.97
Diluted	$0.75	$0.60	$1.51	$0.96
Weighted average common shares outstanding:
Basic	103,562	104,277	103,924	104,247
Diluted	104,785	105,588	105,087	105,483

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$122,535	$272,173
Accounts receivable and unbilled services, net	1,527,032	1,344,781
Prepaid expenses and other current assets	114,632	121,058
Total current assets	1,764,199	1,738,012
Property and equipment, net	205,479	216,200
Operating lease right-of-use assets	221,101	223,285
Goodwill	4,896,907	4,776,178
Intangible assets, net	880,847	933,525
Deferred income tax assets	39,032	35,059
Other long-term assets	209,394	141,047
Total assets	$8,216,959	$8,063,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$110,347	$113,684
Accrued expenses	693,599	611,042
Deferred revenue	819,903	793,068
Current portion of operating lease obligations	45,842	42,082
Current portion of finance lease obligations	18,580	17,455
Total current liabilities	1,688,271	1,577,331
Long-term debt	2,894,262	2,902,054
Operating lease long-term obligations	215,907	221,760
Finance lease long-term obligations	29,579	31,522
Deferred income tax liabilities	7,532	20,216
Other long-term liabilities	61,297	68,311
Total liabilities	4,896,848	4,821,194

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 103,688 and 103,935 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,037	1,039
Additional paid-in capital	3,456,378	3,461,747
Accumulated other comprehensive loss, net of taxes	(48,392)	(40,801)
Accumulated deficit	(88,912)	(179,873)
Total shareholders' equity	3,320,111	3,242,112
Total liabilities and shareholders' equity	$8,216,959	$8,063,306

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$158,872	$100,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	171,903	167,576
Share-based compensation	48,891	47,266
Provision for doubtful accounts	51	1,357
(Benefit from) provision for deferred income taxes	(21,324)	21,306
Foreign currency transaction gains	(6,320)	(7,747)
Fair value adjustment of contingent obligations	(597)	(3,791)
Loss on extinguishment of debt	2,802	346
Other non-cash items	6,657	1,881
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled services, and deferred revenue	(154,162)	15,542
Accounts payable and accrued expenses	99,417	(2,226)
Other assets and liabilities	(41,891)	(31,244)
Net cash provided by operating activities	264,299	311,167
Cash flows from investing activities:
Payments related to acquisitions of businesses, net of cash acquired	(226,347)	—
Proceeds from notes receivable from divestiture	5,000	—
Purchases of property and equipment	(29,917)	(38,493)
Investments in unconsolidated affiliates	(5,074)	(6,859)
Loan to unconsolidated affiliate	(3,844)	—
Net cash used in investing activities	(260,182)	(45,352)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	494,505	—
Payments of debt financing costs	(544)	(300)
Repayments of long-term debt	(602,277)	(113,750)
Proceeds from accounts receivable financing agreement	65,000	31,600
Repayments of accounts receivable financing agreement	—	(6,600)
Proceeds from revolving line of credit	30,000	300,000
Repayments of revolving line of credit	—	(300,000)
Payments of contingent consideration related to acquisitions	(7,197)	(26,634)
Payments of finance leases	(12,748)	(12,735)
Payments for repurchases of common stock	(117,521)	(62,029)
Proceeds from exercises of stock options	26,223	22,973
Payments related to tax withholdings for share-based compensation	(30,924)	(20,701)
Net cash used in financing activities	(155,483)	(188,176)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,728	7,568
Net change in cash, cash equivalents, and restricted cash	(149,638)	85,207
Cash, cash equivalents, and restricted cash - beginning of period	272,173	163,689
Cash, cash equivalents, and restricted cash - end of period	$122,535	$248,896

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
EBITDA and adjusted EBITDA:
Net income, as reported	$78,243	$63,416	$158,872	$100,901
Interest expense, net	16,774	20,442	62,650	68,126
Income tax expense	22,166	3,954	39,587	15,892
Depreciation	17,680	17,301	54,285	51,830
Amortization (a)	38,574	38,147	117,618	115,746
EBITDA	173,437	143,260	433,012	352,495
Restructuring and other costs (b)	7,209	6,523	18,403	23,414
Transaction and integration-related expenses (c)	10,679	6,955	31,099	17,900
Share-based compensation (d)	15,099	15,093	48,891	47,266
Other (income) expense, net (e)	(3,827)	10,596	(5,856)	(2,573)
Loss on extinguishment of debt (f)	—	346	2,802	346
Adjusted EBITDA	$202,597	$182,773	$528,351	$438,848

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted net income:
Net income, as reported	$78,243	$63,416	$158,872	$100,901
Amortization (a)	38,574	38,147	117,618	115,746
Restructuring and other costs (b)	7,209	6,523	18,403	23,414
Transaction and integration-related expenses (c)	10,679	6,955	31,099	17,900
Share-based compensation (d)	15,099	15,093	48,891	47,266
Other (income) expense, net (e)	(3,827)	10,596	(5,856)	(2,573)
Loss on extinguishment of debt (f)	—	346	2,802	346
Income tax adjustment to normalized rate (g)	(18,188)	(30,853)	(59,153)	(60,642)
Adjusted net income	$127,789	$110,223	$312,676	$242,358

Diluted weighted average common shares outstanding	104,785	105,588	105,087	105,483

Adjusted diluted earnings per share	$1.22	$1.04	$2.98	$2.30
a.	Represents the amortization of intangible assets associated with acquired backlog, customer relationships, trade names and trademarks, and intellectual property.
b.

Restructuring and other costs consist primarily of severance costs associated with a reduction/optimization of our workforce in line with our expectations of future business operations and termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

c.	Represents fees associated with acquisitions, stock repurchases and secondary stock offerings, debt placement and refinancings, and other corporate transactions costs.
d.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
e.	Other (income) expense is comprised primarily of foreign currency exchange gains and losses, other gains and losses related to investments, and contingent consideration on divested businesses.
f.	Loss on extinguishment of debt is associated with debt prepayments and refinancing activities.
g.

Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 24.0% for the three and nine months ended September 30, 2021 and September 30, 2020. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Full Year 2021 Guidance

(in millions, except per share data)

(Unaudited)

	Previous Guidance Issued August 9, 2021		Updated Guidance Issued November 3, 2021
	Low	High	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$206.6	$222.0	$228.9	$242.2
Adjustments (a):
Interest expense, net	84.0	87.0	80.0	80.0
Income tax expense	88.6	95.2	81.2	85.9
Depreciation	78.0	80.0	73.0	74.0
Amortization	158.0	158.0	161.0	161.0
EBITDA	615.2	642.2	624.1	643.1
Restructuring and other costs	25.0	26.0	23.0	23.0
Transaction and integration-related expenses	43.0	44.0	47.0	48.0
Share-based compensation	66.0	67.0	64.0	64.0
Other income, net	(2.0)	(2.0)	(5.9)	(5.9)
Loss on extinguishment of debt	2.8	2.8	2.8	2.8
Adjusted EBITDA	$750.0	$780.0	$755.0	$775.0

	Previous Guidance issued August 9, 2021				Updated Guidance issued November 3, 2021
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
Adjusted net income and adjusted diluted earnings per share:
GAAP net income and diluted earnings per share	$206.6	$222.0	$1.96	$2.11	$228.9	$242.2	$2.18	$2.30
Adjustments:
Amortization (a)	158.0	158.0	1.50	1.50	161.0	161.0	1.53	1.53
Restructuring and other costs (a)	25.0	26.0	0.24	0.25	23.0	23.0	0.22	0.22
Transaction and integration-related expenses (a)	43.0	44.0	0.41	0.42	47.0	48.0	0.45	0.46
Share-based compensation (a)	66.0	67.0	0.63	0.64	64.0	64.0	0.61	0.61
Other income, net (a)	(2.0)	(2.0)	(0.02)	(0.02)	(5.9)	(5.9)	(0.06)	(0.06)
Loss on extinguishment of debt (a)	2.8	2.8	0.03	0.03	2.8	2.8	0.03	0.03
Income tax adjustment to normalized rate (b)	(52.6)	(52.0)	(0.50)	(0.49)	(63.2)	(63.1)	(0.60)	(0.60)
Adjusted net income and adjusted diluted earnings per share (c)	$446.8	$465.8	$4.25	$4.43	$457.6	$472.0	$4.35	$4.49
a.	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.
b.	Income tax expense is calculated and the adjustments are tax-affected at an approximate effective rate of 24.0%, which represents the Company's estimated full year non-GAAP effective tax rate.
c.

Guidance for Adjusted Diluted EPS is based on an expectation of a fully diluted weighted average share count for the year ending December 31, 2021 of approximately 105.1 million shares, which will vary by quarter.